SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):        February 5, 2003

DOCENT, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-31537	77-0460705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2444 CHARLESTON ROAD

Mountain View, California 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:    (650) 934-9500

Item 5.    Other Events and Required FD Disclosure.

On January 28, 2003, the Board of Directors of Docent, Inc. (the “Company”) authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Shares”). The dividend is payable on February 10, 2003 to the holders of record of Common Shares as of the close of business on such date. The Rights will become exercisable only upon the occurrence of certain events specified in the Rights Agreement, dated as of February 5, 2003, between the Company and Computershare Trust Company, Inc., as Rights Agent (the “Rights Agreement”).

The description and terms of the Rights are set forth in the Rights Agreement, which is incorporated herein by reference, and the foregoing summary of the Rights is qualified in its entirety by reference to the Rights Agreement, and its exhibits, as well as by reference to the other exhibits to this report.

Item 7.    Financial Statements, Pro Forma and Exhibits.

(c)	Exhibits

Exhibit No.	Description
4.1(1)	Rights Agreement, dated as of February 5, 2003, between Docent, Inc. and Computershare Trust Company, Inc., as Rights Agent, which includes as Exhibit A the Form of Right Certificate.

4.2(2)	Certificate of Designation of Series A Preferred Stock.

99.1	Summary of the Rights issued pursuant to the Rights Agreement.

(1)	Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7, 2003.

(2)	Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7, 2003.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of February 7, 2003

DOCENT, INC.

By:	/s/ V. HOLLY ALBERT
V. Holly Albert Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Rights Agreement, dated as of February 5, 2003, between Docent, Inc. and Computershare Trust Company, Inc., as Rights Agent, which includes as Exhibit A the Form of Right Certificate.

4.2(2)	Certificate of Designation of Series A Preferred Stock.

99.1	Summary of the Rights issued pursuant to the Rights Agreement.

(1)	Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7, 2003.

(2)	Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7, 2003.